[FORM OF TRANSFER AND SERVICING AGREEMENT]

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                       TRANSFER AND SERVICING AGREEMENT


                                    among


          METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES DESIGNATION]

                                    Issuer


                      METLIFE CAPITAL FUNDING CORP. III

                                  Transferor


                                     and


                         METLIFE CAPITAL CORPORATION

                                   Servicer



                        Dated as of [_______ __, 19__]



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                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

                                  DEFINITIONS

 SECTION 1.01.    Definitions..............................................  1
 SECTION 1.02.    Other Definitional Provisions............................ 17
 SECTION 1.03.    Calculations............................................. 18

                                  ARTICLE II

                           CONVEYANCE OF RECEIVABLES

 SECTION 2.01.    Conveyance of Initial Receivables........................ 18
 SECTION 2.02.    Conveyance of Subsequent Receivables..................... 19
 SECTION 2.03.    Closing.................................................. 21
 SECTION 2.04.    Books and Records........................................ 21

                                  ARTICLE III

                                THE RECEIVABLES

 SECTION 3.01.    Representations and Warranties of Transferor............. 21
 SECTION 3.02.    Repurchase by Transferor or MCC Upon Breach.............. 22
 SECTION 3.03.    Duties of Servicer....................................... 23

                                  ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

 SECTION 4.01.    Duties of Servicer....................................... 24
 SECTION 4.02.    Collection of Receivable Payments........................ 24
 SECTION 4.03.    Realization upon Receivables............................. 25
 SECTION 4.04.    Physical Damage Insurance................................ 25
 SECTION 4.05.    Maintenance of Security Interests in Financed Equipment.. 25
 SECTION 4.06.    Covenants of Servicer.................................... 25
 SECTION 4.07.    Purchase by Servicer of Receivables upon Breach.......... 25
 SECTION 4.08.    Servicing Fee............................................ 26
 SECTION 4.09.    Servicer's Certificate................................... 26
 SECTION 4.10.    Annual Statement as to Compliance; Notice of Default..... 26
 SECTION 4.11.    Annual Independent Certified Public Accountants' Report.. 27


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 SECTION 4.12.    Servicer Expenses........................................ 27

                                   ARTICLE V

                        DISTRIBUTIONS; RESERVE ACCOUNT;
                           STATEMENTS TO NOTEHOLDERS

 SECTION 5.01.    Establishment of Trust Accounts.......................... 27
 SECTION 5.02.    Collections.............................................. 30
 SECTION 5.03.    Additional Deposits...................................... 30
 SECTION 5.04.    Distributions............................................ 30
 SECTION 5.05.    Reserve Account.......................................... 32
 SECTION 5.06.    Statements to Noteholders................................ 33
 SECTION 5.07.    Net Deposits............................................. 34

                                  ARTICLE VI

                                THE TRANSFEROR

 SECTION 6.01.    Representations of Transferor............................ 35
 SECTION 6.02.    Liability of Transferor; Indemnities..................... 36
 SECTION 6.03.    Merger or Consolidation of, or Assumption of the
                  Obligations of, Transferor............................... 37
 SECTION 6.04.    Limitation on Liability of Transferor and Others......... 37
 SECTION 6.05.    Transferor May Own Notes................................. 37

                                  ARTICLE VII

                                 THE SERVICER

 SECTION 7.01.    Representations of Servicer.............................. 38
 SECTION 7.02.    Indemnities of Servicer.................................. 39
 SECTION 7.03.    Merger or Consolidation of, or Assumption of the
                  Obligations of, Servicer................................. 40
 SECTION 7.04.    Limitation on Liability of Servicer and Others........... 41
 SECTION 7.05.    MCC Not To Resign as Servicer............................ 41

                                 ARTICLE VIII

                                    DEFAULT

 SECTION 8.01.    Servicer Default......................................... 42
 SECTION 8.02.    Appointment of Successor................................. 43
 SECTION 8.03.    Notification to Noteholders.............................. 44
 SECTION 8.04.    Waiver of Past Defaults.................................. 44


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                                  ARTICLE IX

                 EARLY AMORTIZATION EVENTS; OPTIONAL PURCHASE

 SECTION 9.01.    Early Amortization Events................................ 45

SECTION 9.02.     Optional Purchase of All Receivables......................46

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

 SECTION 10.01.   Amendment................................................ 46
 SECTION 10.02.   Protection of Title to Trust............................. 47
 SECTION 10.03.   Notices.................................................. 49
 SECTION 10.04.   Assignment............................................... 50
 SECTION 10.05.   Limitations on Rights of Others.......................... 50
 SECTION 10.06.   Severability............................................. 50
 SECTION 10.07.   Separate Counterparts.................................... 50
 SECTION 10.08.   Headings................................................. 50
 SECTION 10.09.   Governing Law............................................ 50
 SECTION 10.10.   Assignment to Indenture Trustee.......................... 50
 SECTION 10.11.   Nonpetition Covenants.................................... 50
 SECTION 10.12.   Limitation of Liability of Owner Trustee and
                  Indenture Trustee........................................ 51

 SCHEDULE A -     Schedule of Receivables................................. A-1
 SCHEDULE B -     Location of Receivables Files........................... B-1
 SCHEDULE C -     Servicer's Certificate.................................. C-1
 SCHEDULE D -     Officers' Certificate................................... D-1
 SCHEDULE E -     Subsequent Transfer Assignment.......................... E-1


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      TRANSFER AND SERVICING AGREEMENT dated as of [_______ __], 19__, among
METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES DESIGNATION], a Delaware business trust (the "Issuer"), METLIFE CAPITAL FUNDING CORP. III, a Delaware corporation (the "Transferor"), and METLIFE CAPITAL CORPORATION, a Delaware corporation (the "Servicer").

      WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with commercial loan contracts and equipment finance lease contracts secured by commercial and industrial equipment acquired or originated by MetLife Capital Corporation in the ordinary course of its business;

      WHEREAS the Transferor has purchased such portfolio of receivables from MetLife Capital Corporation and desires to sell such portfolio of receivables to the Issuer; and

      WHEREAS MetLife Capital Corporation desires to service such receivables.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      "Administration Agreement" means the Administration Agreement dated as of [________ __, 19__] among the Trust, the Transferor, MCC, as Administrator, and [indenture trustee], as indenture trustee, as the same may be amended and supplemented from time to time.

      "Administration Fee" means the fee payable to the Administrator pursuant to Section 3 of the Administration Agreement.

      "Administrator" means the administrator under the Administration
Agreement.

      "Affiliate" has the meaning assigned thereto in Section 1.01 of the Indenture.

      "Agreement" means this Transfer and Servicing Agreement, as the same may be amended and supplemented from time to time.

      "Amortization Period" means the period commencing on the earlier to occur of (a) the Scheduled Revolving Period Termination Date and (b) the day on which an Early Amortization Event is deemed to occur and ending on the date that the outstanding principal balance of the Notes is paid in full.

      "APR" or "Annual Percentage Rate" of a Receivable means the annual percentage rate of interest of such Receivable set forth on the Schedule of Receivables.

      "Available Interest Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the preceding Collection Period: (i) the portion of all Collections received during such Collection Period (including any such amounts constituting Prepayment Proceeds) allocable to interest, (ii) all Investment Earnings with respect to such Distribution Date, and (iii) the portion of all Liquidation Proceeds, Recoveries and Purchase Amounts received during such Collection Period allocable to interest, but excluding (x) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the principal portion of which has been included in the Principal Distribution Amount in a prior Collection Period and
(y) any Excluded Amounts.

      "Available Principal Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the preceding Collection Period: (i) that portion of all Collections received during such Collection Period (including any such amounts constituting Prepayment Proceeds) allocable to principal, (ii) the portion of all Liquidation Proceeds, Recoveries and Purchase Amounts received during such Collections Period allocable to principal and (iii) the portion of the Available Interest Amount deposited in the Principal Funding Account pursuant to Section 5.04(b)(i)(D), but excluding (x) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the principal portion of which has been included in the Principal Distribution Amount in a prior Collection Period and (y) any Excluded Amounts.

      "Basic Documents" has the meaning assigned to such term in the Indenture.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Seattle, Washington, and Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

      "Class" means the Class A Notes or the Class B Notes, as applicable.

      "Class A Final Scheduled Distribution Date" means the ______ ___ Distribution Date.

      "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the lesser of (a) the Class A Noteholders' Percentage of the Principal Distribution Amount and (b) the outstanding principal balance of the Class A Notes.

      "Class A Noteholders' Percentage" means the percentage equivalent of a fraction, the numerator of which is the principal balance of the Class A Notes and the denominator of which will be the sum of the Pool Balance and the Principal Funding Account Balance, in each case as of the close of business on the last day of the Revolving Period [; provided, that if the amount


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on deposit in the Reserve Account is less than ____% of the Pool Balance, then for each Distribution Date thereafter the Class A Noteholders' Percentage shall be 100%].

      "Class A Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date with respect to the Amortization Period, the excess of (a) the sum of (i) the Class A Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) any outstanding Class A Noteholders' Principal Carryover Shortfall as of the preceding Distribution Date over (b) the amount in respect of principal that is actually deposited in the Note Distribution Account and allocated to the Class A Notes for such Distribution Date.

      "Class A Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the sum of (a) the Class A Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (b) the Class A Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the sum of (a) and (b) shall not exceed the outstanding principal amount of the Class A Notes, and on the Class A Final Scheduled Distribution Date, the Class A Noteholders' Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A Notes to zero.

      "Class A Note Interest Rate" has the meaning assigned to such term in the Indenture.

      "Class A Note Pool Factor" means 1.0000000 as of the Closing Date, and as of the close of business on any Distribution Date thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class A Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A Notes on such date) divided by the original outstanding principal amount of the Class A Notes.

      "Class B Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the Class B Noteholders' Percentage of the Principal Distribution Amount [; provided, however, that if, as described in the proviso to the definition of Class A Noteholders' Percentage, 100% of the Principal Distribution Amount is required to be allocated to the Class A Notes, then no portion of the Principal Distribution Amount will be allocated to the Class B Notes until the Class A Notes have been paid in full].

      "Class B Noteholders' Percentage" means 100% minus the Class A Noteholders' Percentage (if any Class A Notes are outstanding); provided, that after the Distribution Date on which the Class A Notes are paid in full, the Class B Noteholders' Percentage shall equal 100%.

      "Class B Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date with respect to the Amortization Period, the excess of (a) the sum of (i) the Class B Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) any outstanding Class B Noteholders' Principal Carryover Shortfall as of the close of


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business on the preceding Distribution Date over (b) the amount in respect of principal that is actually deposited in the Principal Funding Account and allocated to the Class B Notes.

      "Class B Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the sum of (a) the Class B Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (b) the Class B Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date.

      "Class B Note Interest Rate" has the meaning assigned to such term in the Indenture.

      "Closing Date" means [_______ __, 19__].

      "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01.

      "Collection Period" means, with respect to the first Distribution Date, the one calendar month period ending on and including [________ __, 19__] and, with respect to each subsequent Distribution Date, the immediately preceding one calendar month period. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (1) all applications of collections and (2) all distributions to be made on the following Distribution Date.

      "Collections" means all payments received by the Servicer in respect of any Receivable, other than Excluded Amounts.

      "Commission" means the Securities and Exchange Commission.

      "Component Lien" means any Lien, to the extent that it secures the payment or performance of any Component Receivable (including the ownership or security interest of the lessor pursuant to any lease transaction that is a Component Receivable).

      "Component Receivable" has the meaning specified in the definition of the term "Master Receivable Agreement" in this Section 1.01.

      "Contract" means, with respect to any Receivable, a commercial loan contract or an equipment finance lease contract secured by commercial and/or industrial equipment, and shall include all documents relating to an amendment or modification of such Contract.

      "Contribution and Sale Agreement" means the Contribution and Sale Agreement dated as of [_______ __, 19__] between the Transferor and MCC, as the same may be amended from time to time.


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      "Corporate Trust Office" means the principal office of the Indenture
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at [address of Indenture Trustee], except that for purposes of Section
3.02 of the Indenture, such term shall mean the office or agency of the Indenture Trustee in the Borough of Manhattan, the City of New York which office at the date hereof is located at [Manhattan address]; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Owner Trustee and the Transferor); provided that for purposes of Section 3.02 of the Indenture, the address of any such office shall be in the Borough of Manhattan in the City of New York.

      "Cut-off Date" means, as applicable, the Initial Cut-off Date and each Subsequent Cut-off Date.

      "Defaulted Receivable" means any Receivable as to which all or any portion of any unpaid Scheduled Payment has been charged off in accordance with the Servicer's customary and normal collection and servicing procedures or as to which the Servicer has repossessed the related Financed Equipment.

      "Delivery" when used with respect to Trust Account Property means:

            (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible to physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture


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      Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

            (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

            (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated securities as belonging to the Indenture Trustee or its nominee or custodian and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof.

      "Determination Date" means, with respect to any Distribution Date, the [fifth] Business Day prior to such Distribution Date.


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

      "Distribution Date" means the 20th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on [_____ 20, ____].

      "Early Amortization Event" has the meaning assigned thereto in Section
9.01.

      "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee, the Owner Trustee, [indenture trustee], so long as it is a paying agent under the Indenture, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i)(A) which has either (1) a long-term unsecured debt rating of AAA or better by Standard & Poor's and Aaa or better by Moody's or (2) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits-are insured by the FDIC or (ii)(A) the parent of which has a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee, [owner trustee] or [indenture trustee] may be considered an Eligible Institution for the purposes of clause (b) of this definition.

      "Eligible Investments" mean book-entry securities, negotiable instruments or securities (other than any such instrument or security issued by MCC or any of its Affiliates) represented by instruments in bearer or registered form which evidence:

            (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

            (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each Rating Agency in the highest investment category granted thereby;


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            (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

            [(d) investments in money market funds having a rating from each Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);]

            (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

            (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by FDIC; or

            (g) any other investment permitted by each of the Rating Agencies.

      "Excluded Amounts" means (i) any payments received from an Obligor in connection with any insurance premiums or fees, or Taxes or other charges imposed by any Governmental Authority, (ii) any indemnity payments made by an Obligor pursuant to any Receivable, (iii) any Make-Whole Amount and (iv) all Late Fees, extension fees, and other incidental charges (from whatever source) collected with respect to any Receivable.

      "Excluded Component Receivable" means any Component Receivable that is not a Receivable that is part of the Trust Estate.

      "Financed Equipment" means one or more pieces of commercial and/or industrial equipment and any related asset that either secures the payment or performance of any Receivable or is leased to an Obligor pursuant to any Receivable that is a lease of property to an Obligor, but excluding all Master Receivable Collateral securing Excluded Component Receivables.

      "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Holder" or "Noteholder" has the meaning assigned to such term in Section
1.01 of the Indenture.

      "Included Component Receivable" means any Component Receivable that is a Receivable that is part of the Trust Estate.


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

      "Indenture" means the Indenture dated as of [______ __, 19__] between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

      "Indenture Trustee" means [indenture trustee], in its capacity as trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

      "Initial Cut-off Date" means, with respect to the Initial Receivables, [_______ __, 19__].

      "Initial Pool Balance" means the Pool Balance as of the Initial Cut-off Date, which is [$_________].

      "Initial Receivable" means each loan or lease Contract, including any Included Component Receivable, which is identified in the initial Schedule of Receivables delivered to the Owner Trustee and the Indenture Trustee on or prior to the Closing Date pursuant to Section 2.01.

      "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

      "Insurance Policy" means any insurance policy maintained by an Obligor (or on an Obligor's behalf by the Servicer) covering physical damage to the Financed Equipment relating to any Receivable or the related Obligor's ability to make Scheduled Payments pursuant to such Receivable.

      "Insurance Proceeds" means all payments made to the Servicer under an Insurance Policy in respect of or in lieu of any amount that has or may become due pursuant to any Receivable, including any such amount received in respect of any Scheduled Payment or Make-Whole Amount.

      "Interest Payment Account" means the account designated as such, established and maintained pursuant to Section 5.01.


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

      "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.01(b).

      "Issuer" means MetLife Capital Equipment Loan Trust [Series Designation].

      "Late Fees" means any interest or other amounts assessed by MCC and paid by an Obligor in excess of the Scheduled Payment due to the delinquency of such Scheduled Payment.

      "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind with respect to any Receivable other than mechanics' liens and any liens which attach to such Receivable by operation of law as a result of any act or omission by the related Obligor.

      "Liquidation Proceeds" means, with respect to any Defaulted Receivable, the moneys collected in respect thereof, from whatever source (including any Insurance Proceeds) during the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Defaulted Receivable.

      "Make-Whole Amount" means, with respect to any Voluntary Prepayment, the amount, if any by which the amount required (by the Contract evidencing such Receivable, as in effect on the applicable Cut-off Date) to be paid by the Obligor in connection with a Voluntary Prepayment exceeds the sum of (i) the Scheduled Principal Payments that are the subject of such Voluntary Prepayment and (i) any accrued and unpaid interest on such Receivable.

      "Master Receivable Agreement" means any agreement or series of agreements (including an agreement as to which an Obligor has entered into multiple schedules or promissory notes) pursuant to which MCC has entered into more than one loan and/or lease transaction (as lender or lessor) with a single Obligor (each of which transactions is referred to as a "Component Receivable"), at any time when

      (a) at least one Component Receivable is a Receivable which is part of the Trust Estate,

      (b) at least one Component Receivable is not a Receivable that is part of the Trust Estate, and

      (c) (i) such Obligor's obligations pursuant to at least one Component Receivable that is described in clause (a) above are secured by assets directly or indirectly acquired with the proceeds of, or leased by such Obligor as the lessee pursuant to, at least one Component Receivable that is described in clause (b) above, or

                  (ii) such Obligor's obligations pursuant to at least one
            Component Receivable that is described in clause (b) above are secured by assets directly or indirectly acquired with the proceeds of, or leased by such Obligor as the lessee pursuant to, at least one Component Receivable that is described in clause (a) above.

      "Master Receivable Collateral" means any asset that secures the payment or performance of one or more Component Receivables or any asset leased to the Obligor pursuant to any lease transaction that is a Component Receivable.

      "MCC" means MetLife Capital Corporation, a Delaware corporation.

      "Monthly Class A Note Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Class A Note Interest Rate and (b) the outstanding principal balance of the Class A Notes as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Class A Noteholders on such preceding Distribution Date; provided, however, that with respect to the first Distribution Date, interest on the outstanding principal balance of the Class A Notes will accrue from and including the Closing Date to but excluding the [__________ ____] Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months.

      "Monthly Class B Note Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Class B Note Interest Rate and (b) the outstanding principal balance of the Class B Notes as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Class B Noteholders on such preceding Distribution Date; provided, however, that with respect to the first Distribution Date, interest on the outstanding principal balance of the Class B Notes will accrue from and including the Closing Date to but excluding the [__________ ____] Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months.

      "Moody's" means Moody's Investors Service, Inc., or its successor.

      "Net APR" has the meaning assigned to such term in the Indenture.

      "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01.

      "Note Register" or "Note Registrar" have the meanings specified in Section
2.04 of the Indenture.

      "Noteholders' Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (a) the excess of (i) the sum of (A) the Monthly Class A Note Interest for the preceding Distribution Date and (B) any outstanding Noteholders' Class A Interest Carryover Shortfall on such preceding Distribution Date, over (ii) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding

Distribution Date, plus (b) interest on the amount of interest due but not paid to the Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A Note Interest Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

      "Noteholders' Class A Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Monthly Class A Note Interest for such Distribution Date and (b) the Noteholders' Class A Interest Carryover Shortfall for such Distribution Date.

      "Noteholders' Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (a) the excess of (i) the sum of (A) the Monthly Class B Note Interest for the preceding Distribution Date and (B) any outstanding Noteholders' Class B Interest Carryover Shortfall on such preceding Distribution Date, over (ii) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus (b) interest on the amount of interest due but not paid to the Class B Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class B Note Interest Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

      "Noteholders' Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Monthly Class B Note Interest for such Distribution Date and (b) the Noteholders' Class B Interest Carryover Shortfall for such Distribution Date.

      "Notes" means the Class A Notes and the Class B Notes, collectively.

      "Notes of a Class" or "Class of Notes" means all Notes included in Class A Notes or all Notes included in Class B Notes, whichever is appropriate.

      "Obligor" with respect to any Receivable means any Person which is an obligor, lessee or guarantor thereof.

      "Officers' Certificate" of any Person means a certificate on behalf of such Person that is signed by any Vice President or more senior officer of such Person and states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer's knowledge.

      "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Transferor or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee and/or the Rating Agencies, as applicable.

      "Outstanding" has the meaning assigned to such term in Section 1.01 of the Indenture.

      "Outstanding Amount" means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, outstanding at the date of determination.

      "Owner" means [owner of Owner Trust].

      "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

      "Owner Trustee" means [owner trustee] in its capacity as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

      "Permitted Lien" means (i) any Component Lien, to the extent it secures an Excluded Component Receivable, and (ii) any Lien for municipal or other local Taxes and other governmental charges, so long as either (x) such Taxes or governmental charges are not at the time due and payable or (y) the Transferor or MCC is then contesting the validity of any such Taxes or charges in good faith by appropriate proceedings and there has been set aside on the appropriate entity's books any reserve that is required under generally accepted accounting principles with respect to such Taxes or charges.

      "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

      "Pool Balance" means, at any time, the sum of (a) aggregate of the Principal Balances of the Receivables at the end of the preceding Collection Period, after giving effect to (i) all payments received from Obligors and Purchase Amounts remitted by the Transferor or the Servicer, as the case may be, for such Collection Period, and (ii) all Realized Losses on Defaulted Receivables during such Collection Period and (b) with respect to any date of determination during the Revolving Period, the Principal Funding Account Balance.

      "Pool Factor" means 1.0000000 as of the Initial Cut-off Date and, as of the close of business on the last day of a Collection Period thereafter means a seven digit decimal figure equal to the Pool Balance as of such date divided by the Initial Pool Balance.

      "Prepayment Proceeds" means all Collections that constitute part of any Voluntary Prepayment or Insurance Proceeds.

      "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period or as of the applicable Cut-off Date, as applicable, means the aggregate amount of all Scheduled Principal Payments that have not been received by the Servicer (including all Scheduled Principal Payments that are then due and payable); provided that the Principal Balance of each Defaulted Receivable is zero.

      "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables (including any Liquidation Proceeds and any Recoveries) allocable to principal; (ii) the amount of Realized Losses for the related Collection Period (except to the extent included in (iii) below) and (iii) the Principal Balance of each Receivable that the Servicer became obligated to purchase or that the Transferor became obligated to repurchase during the related Collection Period (except to the extent included in (i) above).

      "Principal Funding Account" means the account designated as such, established and maintained pursuant to Section 5.01.

      "Principal Funding Account Balance" means, as of any date of determination, the principal amount on deposit in the Principal Funding Account.

      "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof (including interest at the related APR to the end of the month of purchase).

      "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or repurchased as of such time by the Transferor pursuant to
Section 3.02.

      "Rating Agencies" means Moody's and Standard & Poor's. If no such organization or successor is in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

      "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Class A Notes.

      "Realized Loss" means, with respect to any Collection Period, for any Defaulted Receivable the excess of (a) the Principal Balance of such Defaulted Receivable over (b) the Liquidation Proceeds with respect to such Receivable for such Collection Period to the extent allocable to principal.

      "Receivable" means each Initial Receivable and each Subsequent Receivable; provided, that from and after the date on which a Receivable becomes a Purchased Receivable, such Purchased Receivable will no longer be a Receivable.

      "Receivable Files" means the written agreements (including, as applicable, schedules, subschedules, supplements, amendments, modifications and renewals thereof or thereto), note(s), security agreement(s) and other instruments and documents relating to the Receivables.

      "Receivable Management System" means the computerized electronic Receivable Management System maintained by MCC for all Receivables and other assets similar to the Receivables.

      "Recoveries" means, with respect to any Defaulted Receivable, (a) monies collected in respect thereof, from whatever source, but after (i) such Receivable became a Defaulted Receivable and (ii) the proceeds from the sale or other disposition of the related Financed Equipment have been received by the Servicer for deposit in the Collection Account, net of (b) the sum of any out-of-pocket costs and expenses of collection (including attorneys fees and expenses deducted therefrom) expended by the Servicer in connection with such Defaulted Receivable and any amounts required by law to be remitted to the Obligor.

      "Remaining Available Principal Amounts" has the meaning assigned thereto in Section 5.04(b)(iii).

      "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01(a).

      "Reserve Account Initial Deposit" means the initial deposit by the Transferor on the Closing Date of [$___________.]

      "Revolving Period" means the period commencing on the Initial Cut-off Date and ending on the day immediately preceding the commencement of the Amortization Period.

      "Schedule of Receivables" means each schedule of Receivables delivered to the Owner Trustee and the Indenture Trustee (as supplemented from time to time to reflect Subsequent Receivables and Purchased Receivables) marked as Schedule A to this Agreement and incorporated into and made a part of this Agreement.

      "Scheduled Interest Payment" means any payment of interest accruing on the principal amount of any Receivable (other than Late Fees) that is scheduled to be paid in accordance with the terms and conditions of such Receivable as in effect on the applicable Cut-off Date.

      "Scheduled Payment" on a Receivable means the Scheduled Principal Payment or Scheduled Interest Payment for such Receivable.

      "Scheduled Principal Payment" means any payment in respect of the principal amount of any Receivable that is scheduled to be paid in accordance with the terms and conditions of such Receivable as in effect on the applicable Cut-off Date (other than by reason of acceleration of such Scheduled Principal Payment in connection with a default under such Receivable or any other event that causes a payment of the principal amount to become due prior to its scheduled payment date pursuant to the terms of such Receivable as in effect on the applicable Cut-off Date).

      "Scheduled Revolving Period Termination Date" means [______ __, _____].

      "Servicer" means MCC, as the servicer of the Receivables, and each successor to MCC (in the same capacity) pursuant to Section 7.03 or 8.02.

      "Servicer Default" means an event specified as such in Section 8.01.

      "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Schedule C or in such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer.

      "Servicer Termination Event" means an event specified as such in Section 8.01.

      "Servicer's Yield" means, with respect to any Receivable, (i) any indemnity payments made by an Obligor pursuant to a Receivable (ii) any Make-Whole Amount and (iii) all Late Fees, extension fees and other incidental charges (from whatever source) collected with respect to any Receivable.

      "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section 4.08.

      "Servicing Fee Rate" means 0.5% per annum.

      "Specified Reserve Account Balance" with respect to any Distribution Date means the greater of (i) [____]% of the Pool Balance as of the close of business on the last day of the preceding Collection Period and (ii) [$__________].

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

      "Subsequent Cut-off Date" means, with respect to any Transfer Date for any Subsequent Receivables, the last day of the immediately preceding Collection Period.

      "Subsequent Receivable" means each loan or lease Contract, including any Included Component Receivable, originated or acquired by MCC and transferred to the Issuer pursuant to Section 2.02, and which is identified in a Schedule of Receivables to the related Subsequent Transfer Assignment delivered to the Owner Trustee and the Indenture Trustee pursuant to Section 2.02.

      "Subsequent Transfer Assignment" has the meaning assigned thereto in
Section 2.02.

      "Tax" with respect to any Person means each tax, assessment or other governmental charge or levy imposed upon such Person, its income, any transaction in which it engages, or any of its properties, franchises or assets.

      "Transfer Date" has the meaning assigned thereto in Section 2.02.

      "Transferor" means MetLife Capital Funding Corp. III, a Delaware corporation, and its successors in interest to the extent permitted hereunder.

      "Trust" means the Issuer.

      "Trust Accounts" has the meaning assigned thereto in Section 5.01(b).

      "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

      "Trust Agreement" means the Trust Agreement dated as of [______ __, 19__], between the Transferor and the Owner Trustee, as the same may be amended and supplemented from time to time.

      "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted (as defined in the Indenture) to the Indenture Trustee), including all proceeds thereof.

      "Trust Officer" means, (a) in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Trust Officer, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officers' knowledge of and familiarity with the particular subject, and (b) with respect to the Owner Trustee, any officer in the Corporate Trustee Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

      "UCC" has the meaning assigned thereto in Section 1.01 of the Indenture.

      "Voluntary Prepayment" means, with respect to any Receivable, any Scheduled Payment (or portion thereof) which is received by the Servicer prior to the Collection Period during which it first became due and payable.

      SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

      (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

      (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

      (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

      (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

      SECTION 1.03. Calculations. For all purposes of this Agreement, interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                  ARTICLE II

                           CONVEYANCE OF RECEIVABLES

      SECTION 2.01. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Transferor of (i) [$______________], and (ii) Class B Notes in the principal amount of [$________], the Transferor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein) all right, title and interest of the Transferor in and to the following, whether now owned or hereafter acquired:

            (a) the Initial Receivables, and all moneys (including accrued interest) due thereunder on or after the Initial Cut-off Date;

            (b) the interest of the Transferor in the Trust Accounts and all amounts credited thereto;

            (c) the interest of the Transferor in the security interests in the Financed Equipment granted by Obligors pursuant to the Initial Receivables and any other interest of the Transferor in the Financed Equipment;

            (d) the interest of the Transferor in any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Equipment or Obligors;

            (e) all right, title and interest of the Transferor in and to the Contribution and Sale Agreement, including the right of the Transferor to cause MCC to repurchase Receivables from the Transferor under certain circumstances; and

            (f) the proceeds of any and all of the foregoing.

      SECTION 2.02. Conveyance of Subsequent Receivables.

            (a) Prior to the [twentieth] calendar day (x) in each month (beginning [__________]) during the Revolving Period and (y) if no Early Amortization Event has occurred, in the first month with respect to the Amortization Period, on one or more days selected by the Servicer (each, a "Transfer Date"), the Servicer shall direct the Indenture Trustee to reinvest Available Principal Amounts on deposit in the Principal Funding Account in additional loan or lease Contracts originated or acquired and selected by MCC from its portfolio of loan and lease Contracts. Subject to the conditions set forth in paragraph (b) below on each Transfer Date, upon transfer of the applicable Subsequent Receivables from MCC to the Transferor pursuant to the Contribution and Sale Agreement and payment to the Transferor from amounts on deposit in the Principal Funding Account in an amount equal to the Principal Balance of the Subsequent Receivables being transferred on such date as of the related Subsequent Cut-off Date, the Transferor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse (subject to the obligations herein) all right, title and interest of the Transferor in and to the following, whether then owned or thereafter acquired:

            (i) the Subsequent Receivables listed on the related Schedule of Receivables and all moneys (including accrued interest) due thereunder on or after the related Subsequent Cut-off Date;

            (ii) the interest of the Transferor in the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Transferor in the Financed Equipment;

            (iii) the interest of the Transferor in any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Equipment or Obligors; and

            (iv) the proceeds of any and all of the foregoing.

            (b) The Transferor shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Transfer Date:

            (i) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit E (the

      "Subsequent Transfer Assignment"), which shall include supplements to the Schedule of Receivables listing the Subsequent Receivables;

            (ii) the Transferor shall, to the extent required by Section 5.02, have deposited in the Collection Account all Collections in respect of the Subsequent Receivables;

            (iii) as of such Transfer Date, (A) the Transferor was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Transfer Date, (B) the Transferor did not intend to incur or believe that it would incur debts that would be beyond the Transferor's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Transferor did not constitute unreasonably small capital to carry out its business as conducted;

            (iv) the Receivables then in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cut-off Date and the Subsequent Receivables on the respective Subsequent Cut-off Dates): [insert applicable criteria]];

            (v) each of the representations and warranties made by the Transferor pursuant to Section 3.01 with respect to the Subsequent Receivables shall be true and correct as of such Transfer Date, and the Transferor shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

            (vi) the Transferor shall, at its own expense, on or prior to such Transfer Date, indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Assignment have been sold to the Issuer pursuant to this Agreement and the Subsequent Transfer Assignment;

            (vii) the Transferor shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;

            (viii) no selection procedures believed by the Transferor to be adverse to the interests of the Class A Noteholders shall have been utilized in selecting the Subsequent Receivables; and

            (ix) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer's Certificate confirming the satisfaction of each condition specified in this paragraph (b).

      SECTION 2.03. Closing. The conveyance of the Initial Receivables shall take place at the offices of Orrick, Herrington & Sutcliffe, 666 Fifth Avenue, New York, New York 10103, on the Closing Date, simultaneously with the closing of the transactions contemplated by the Contribution and Sale Agreement, the underwriting agreement related to the Class A Notes and the other Basic Documents. Upon the acceptance by the Transferor of the Class B Note and the proceeds of the sale of the Class A Notes on the Closing Date, and upon the release of funds from the Principal Funding Account to the Transferor on each Transfer Date in an amount equal to the aggregate Principal Balance of the Subsequent Receivables being transferred on such Transfer Date, the ownership of each Receivable transferred on such date and the contents of the related Receivable File is vested in the Issuer, subject only to the lien of the Indenture.

      SECTION 2.04. Books and Records. The transfer of each Receivable shall be reflected on the Transferor's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a transfer of assets by the Transferor to the Issuer. The Transferor shall be responsible for maintaining, and shall maintain, a complete and accurate set of books and records and computer files for each Receivable which shall be clearly marked to reflect the ownership of each Receivable by the Issuer.

                                  ARTICLE III

                                THE RECEIVABLES

      SECTION 3.01. Representations and Warranties of Transferor. The Transferor makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this agreement and as of each Transfer Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

      (a) Title. It is the intention of the Transferor that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Transferor to the Issuer and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Transferor to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Transferor had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the UCC.

      (b) All Actions Taken. All actions (other than delivering the Original Contract) necessary under the applicable UCC in any jurisdiction to be taken (i) to give the Issuer a first priority perfected ownership interest in the Receivables, and (ii) to give the Indenture Trustee a first priority perfected security interest therein (including, without limitation, UCC filings with the Delaware and Washington Secretaries of State [and precautionary UCC filings with the [__________] Secretary of State]).

      (c) Location of Receivable Files. The Receivables Files are kept at the location specified in Schedule B hereto.

      (d) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Transferor of this Agreement or any other Basic Document, the performance by the Transferor of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Transferor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Transferor or the Issuer or upon the collectibility of any Receivable or upon the ability of the Transferor to perform its obligations under this Agreement).

      SECTION 3.02. Repurchase by Transferor or MCC Upon Breach.

      (a) The Transferor, the Servicer, MCC or the Owner Trustee, as the case may be, shall inform the other parties to the Agreement, MCC and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Transferor's representations and warranties made pursuant to Section 3.01 or any breach of MCC's representations and warranties made pursuant to Section 3.02(b) of the Contribution and Sale Agreement. Unless any such breach shall have been cured by the last day of the second month following the month of the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Transferor or the Servicer of such breach, the Transferor shall be obligated, and, if necessary, the Transferor or the Owner Trustee shall enforce, the obligation of MCC, if any, under Section 6.02(a) of the Contribution and Sale Agreement to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Transferor's option, as of the last day of the first month following the month of the discovery).

      (b) In consideration of the repurchase of the Receivable, the Transferor shall remit the Purchase Amount in the manner specified in Section 5.03; provided, however, that the obligation of the Transferor to repurchase any Receivable arising solely as a result of a breach of MCC's representations and warranties pursuant to Section 3.02(b) of the Contribution and Sale Agreement is subject to the receipt by the Transferor of the Purchase Amount from MCC. Subject to the provisions of Section 6.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Transferor to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce MCC's obligation, if any, to the Transferor to repurchase such Receivables pursuant to the Contribution and Sale Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

      SECTION 3.03. Duties of Servicer.

      (a) Receivable Files. The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable itself and the Issuer to comply with this Agreement. In performing its duties, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee.

      (b) Access to Records. The Servicer shall notify the Owner Trustee and the Indenture Trustee of any change in the location of its principal place of business in writing not later than 90 days after any such change. The Servicer shall make available to the Owner Trustee and the Indenture Trustee, or their respective duly authorized representatives, attorneys or auditors, a list of locations of the related accounts, records and computer systems maintained by the Servicer at such times as the Owner Trustee or the Indenture Trustee shall instruct. The Indenture Trustee shall have access to such accounts, records and computer systems.

      (c) Safekeeping. The Servicer shall hold on behalf of the Issuer (i) all file stamped copies of UCC financing statements evidencing the security interest of MCC in Financed Equipment, and (ii) any and all documents, other than the Receivable Files, that MCC or the Transferor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or Financed Equipment, and shall maintain such accurate and complete records pertaining to each Receivable as shall enable the Issuer to comply with this Agreement. Upon instruction from the Indenture Trustee, the Servicer shall release any such UCC Filing or other document to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

                                  ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

      SECTION 4.01. Duties of Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include calculating, billing, collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, reporting tax information to Obligors (to the extent required under the related Contracts), accounting for collections, and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

      SECTION 4.02. Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable commercial equipment receivables that it services for itself or others. In connection therewith, the Servicer may grant extensions, rebates or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the date one month prior to the Class A Final Scheduled Distribution Date, it shall promptly purchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any other amounts of Servicer's Yield that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any reduction of the underlying interest rate on any Receivable or, subject to the foregoing, of the amount of any Scheduled Payment on a Receivable. Notwithstanding anything in this Agreement to the contrary, any Recoveries shall be paid to the Transferor and any Defaulted Receivables shall be assigned by the Trust to the

Transferor (to extent the Principal Balance thereof has been distributed as part of the Principal Distribution Amount).

      SECTION 4.03. Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise realize upon the Financed Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include selling the Financed Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which any item of Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

      SECTION 4.04. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Equipment as of the execution of the Receivable.

      SECTION 4.05. Maintenance of Security Interests in Financed Equipment. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest or to maintain such perfected security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of Financed Equipment, or for any other reason.

      SECTION 4.06. Covenants of Servicer. The Servicer shall not: (i) release the Financed Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part except (A) in accordance with
Section 4.03 above or (B) in the event of payment in full by the Obligor thereunder; (ii) impair the rights of the Issuer, the Indenture Trustee or the Noteholders in any Receivable; or (iii) increase the number of Scheduled Payments due under a Receivable except in accordance with the terms thereof or the terms of Section 4.02.

      SECTION 4.07. Purchase by Servicer of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee, the Transferor and MCC promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second month following such discovery (or, at the Transferor's election, the last day of the first following month), the Servicer shall purchase any Receivable materially and adversely affected by such breach. If the Servicer takes any action pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the

Purchase Amount in the manner specified in Section 5.03. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section. The parties hereto intend that the Servicer will not intentionally breach or cause a breach pursuant to Section 4.02, 4.05 or 4.06 in order to provide direct or indirect assurance to the Transferor, the Indenture Trustee, the Owner Trustee or the Noteholders, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectibility of, any Receivable.

      SECTION 4.08. Servicing Fee. On each Determination Date, the Servicer shall be entitled to receive the Servicing Fee in respect of the immediately preceding Collection Period equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Pool Balance as of the first day of such preceding Collection Period. The Servicer shall also be entitled to any Servicer's Yield with respect to Receivables, collected (from whatever source) on the Receivables, which Servicer's Yield shall be paid to the Servicer pursuant to Section 5.07.

      SECTION 4.09. Servicer's Certificate. On each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Transferor, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.04 and 5.05 for the Collection Period preceding the date of such Servicer's Certificate. Neither the Owner Trustee nor the Indenture Trustee shall be required to determine, confirm or recalculate the information contained in the Servicer's Certificate. Receivables to be purchased by the Servicer or to be repurchased by the Transferor shall be identified by the Servicer by account number with respect to such Receivable as specified in Schedule A.

      SECTION 4.10. Annual Statement as to Compliance; Notice of Default.

      (a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee and the Rating Agencies, on or before April 30 of each year beginning April 30, [_______], an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding 12-month period ending on December 31 (or, in the case of April 30, [_____], the period from the Closing Date to December 31, [____]) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Noteholder by a request in writing to the Owner Trustee at its address in Section 10.03.

      (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

      SECTION 4.11. Annual Independent Certified Public Accountants' Report. In order to confirm that the servicing of the Receivables has been conducted in compliance with the terms of this Agreement, the Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Transferor or MCC, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, [_____], a report addressed to the Board of Directors of the Servicer, the Owner Trustee and the Indenture Trustee, to the effect that such firm has examined the financial statements of MCC and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (b) discloses the results of such tests during the preceding 12-month period ended December 31 (or, in the case of the report due on or before April 30, [____], the period from the Closing Date to December 31, [____]) that, in the firm's opinion, such program requires such firm to report.

      Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

      SECTION 4.12. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Article, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Owner Trustee, the Indenture Trustee and the Noteholders.

                                   ARTICLE V

                        DISTRIBUTIONS; RESERVE ACCOUNT;
                           STATEMENTS TO NOTEHOLDERS

      SECTION 5.01. Establishment of Trust Accounts.

      (a) (i) The Transferor, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

      (ii) The Transferor, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Interest Payment Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

      (iii) The Transferor, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee and Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

      (iv) The Transferor, for the benefit of the Class A Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Noteholders.

      (v) The Transferor, for the benefit of the Class A Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Noteholders.

      (b) Funds on deposit in the Collection Account, the Interest Payment Account, the Principal Funding Account, the Note Distribution Account and the Reserve Account (collectively the "Trust Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders; provided, however, that on each Distribution Date all investment earnings (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Interest Amount. Other than as permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the immediately following Distribution Date; provided, however, that funds on deposit in Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on the Distribution Date. Funds deposited in a Trust Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight, but if so invested, such investments must meet the conditions of the immediately preceding sentence.

      (c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating

Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. So long as [indenture trustee] is an Eligible Institution, any Trust Account may be maintained with it in an Eligible Deposit Account.

            (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

            (A) any Trust Account Property that if held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

            (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph
      (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

            (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

            (D) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph
      (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

      (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

      (iv) The Indenture Trustee is hereby authorized to execute purchase and sales directed by the Servicer through the facilities of its own trading or capital markets operations. The Indenture Trustee shall send statements to the Servicer monthly reflecting activity for each amount created hereunder for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Indenture Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

      SECTION 5.02. Collections. Subject to Section 5.03, the Servicer shall remit to the Collection Account (i) all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and (ii) all Liquidation Proceeds (except to the extent of Recoveries applied in accordance with Section 4.02), in each case as collected during each Collection Period within two Business Days of receipt and identification thereof. Notwithstanding the foregoing, if (i) MCC is the Servicer, (ii) a Servicer Default shall not have occurred and be continuing and (iii) MCC (or any entity that guarantees the servicing obligations of MCC) maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's, the Servicer may remit such collections with respect to each Collection Period to the Collection Account on or before the second Business Day prior to the following Distribution Date. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or MCC.

      SECTION 5.03. Additional Deposits. The Servicer and the Transferor shall deposit or cause to be deposited in the Collection Account the Purchase Amounts with respect to Purchased Receivables as set forth in the immediately following sentence, and the Servicer shall deposit in the Collection Account all amounts to be paid under Section 9.01 as set forth therein. The Servicer and the Transferor will deposit the Purchase Amount with respect to each Purchased Receivable when such obligations are due, unless, with respect to Purchase Amounts to be remitted by the Servicer, the Servicer shall be permitted to make deposits monthly prior to each Distribution Date pursuant to Section 5.02, in which case such deposits shall be made in accordance with such Section. The Servicer shall account for Purchase Amounts paid by itself and the Transferor separately.

      SECTION 5.04. Distributions.

      (a) On each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be deposited in the Interest Payment Account, the Principal Funding Account and the Note Distribution Account.

      (b) The rights of the Class B Noteholders to receive distributions of Available Interest Amounts and Available Principal Amounts shall be and hereby are subordinated to the rights of the Class A Noteholders to the extent provided in this Section 5.04(b). On the second Business Day prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee, which instruction shall be in the form of Exhibit B to Schedule D (or such other form that is acceptable to the Indenture Trustee and the Servicer), to withdraw from the Collection Account the Available Interest Amount and the Available Principal Amount for deposit in the Interest Payment Account and the Principal Funding Account, respectively, and to make the following deposits and distributions for receipt by the Servicer or the Administrator or for deposit in the Note Distribution Account by 12:00 Noon (New York time) on such following Distribution Date to the extent of the Available Interest Amount and the Available Principal Amount:

            (i) from the Available Interest Amount on deposit in the Interest Payment Account, in the following order of priority:

            (A) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

            (B) to the Administrator under the Administration Agreement, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

            (C) to the Note Distribution Account, the Noteholders' Class A Interest Distributable Amount;

            (D) to the Principal Funding Account, the positive difference, if any, between the Principal Distribution Amount and the Available Principal Amount (not taking into account the amount of the Available Principal Amount derived from clause (iii) of the definition thereof);

            (E) to the Note Distribution Account, the Noteholders' Class B Interest Distributable Amount; and

            (F) to the Reserve Account, the remaining Available Interest Amount;

            (ii) from the Available Principal Amount on deposit in the Principal Funding Account, in the following order of priority:

            (A) on Distribution Dates with respect to the Revolving Period, the Available Principal Amount will be retained in the Principal Funding Account and will be paid to the Transferor in connection with transfers of Subsequent Receivables to the Issuer pursuant to Section 2.02; and

            (B) on Distribution Dates with respect to the Amortization Period,
      (1) first, to the Note Distribution Account, the Class A Noteholders' Principal Distributable Amount and (2) second, to the Note Distribution Account, the Class B Noteholders' Principal Distributable Amount;

            (iii) on the first Distribution Date with respect to the Amortization Period, from Available Principal Amounts deposited in the Principal Funding Account on prior Distribution Dates that were not used to purchase Subsequent Receivables from the Transferor on or prior to such Distribution Date ("Remaining Available Principal Amounts"), in the following order of priority:

            (A) to the Note Distribution Account, the Class A Noteholders' Percentage of the Remaining Available Principal Amounts; and

            (B) to the Note Distribution Account, the Class B Noteholders' Percentage of the Remaining Available Principal Amounts.

      (c) Notwithstanding anything in this Section 5.04 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, Collections on the Receivables shall be applied by the Indenture Trustee in accordance with Section 5.04(b) of the Indenture.

      SECTION 5.05. Reserve Account.

      (a) On the Closing Date, the Transferor shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Servicer shall determine the Specified Reserve Account Balance for each Distribution Date.

      (b) If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Transferor; provided that if, after giving effect to all payments made on the Notes on such Distribution Date, the Pool Balance as of the end of the preceding Collection Period is less than the outstanding principal amount of the Notes, such excess amount shall not be distributed to the Transferor and shall be retained in the Reserve Account available for application in accordance with Sections 5.05(c) and (d). Amounts properly distributed to the Transferor pursuant to this Section 5.05(b) shall be deemed released from the Trust and the security interest therein granted to the Indenture Trustee, and the Transferor shall in no event thereafter be required to refund any such distributed amounts.

      (c) In the event that the sum of (x) the Service Fee, the Administration Fee and the Monthly Class A Note Interest for a Distribution Date exceeds the Available Interest Amount on such Distribution Date, the Indenture Trustee shall withdraw from the Reserve Account on such Distribution Date, upon receipt of the instruction from the Servicer pursuant to Section 5.04(b), to the extent of funds available therein, an amount equal to such excess, and the Indenture Trustee shall deposit such amount into the Note Distribution Account pursuant to the terms of the Indenture and, if necessary, pay such amount to the Servicer and the Administrator, as applicable.

      (d) In the event that the Class A Noteholders' Principal Distributable Amount for a Distribution Date exceeds the amount deposited in the Note Distribution Account pursuant to Section 5.04(b)(ii)(A) on such Distribution Date, the Indenture Trustee shall withdraw on such Distribution Date from the Reserve Account, upon receipt of the instruction of the Servicer pursuant to
Section 5.04(b), to the extent of funds available therein after giving effect to paragraph (c) above, an amount equal to such excess, and the Indenture Trustee shall deposit such amount into the Note Distribution Account pursuant to the terms of the Indenture.

      (e) Notwithstanding anything in Section (d) to the contrary, if on any Distribution Date on which any Class A Notes are outstanding the amount on deposit in the Reserve Account is less than the amount equal to [____] of the Pool Balance as of the end of the immediately preceding Collection Period, then amounts will be withdrawn from the Reserve Account on such Distribution Date only to the extent needed to pay any Servicing Fee, Administration Fee or Monthly Class A Note Interest otherwise unpaid on such date, and no funds may be withdrawn from the Reserve Account on such Distribution Date to pay any portion of the Class A Noteholders' Principal Distributable Amount otherwise unpaid on such date.

      (f) Notwithstanding anything in this Section 5.05 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, amounts on deposit in the Reserve Account shall be applied by the Indenture Trustee in accordance with
Section 5.04(a) of the Indenture.

      SECTION 5.06. Statements to Noteholders. On the second Business Day prior to each Distribution Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward to each Class A Noteholder of record, and to the Owner Trustee a statement substantially in the form of Exhibit A to Schedule D (or such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer) setting forth at least the following information as to the Notes (separately stating such information as to the Class A Notes and the Class B Notes), to the extent applicable:

            (i) the amount of such distribution allocable to principal;

            (ii) the amount of such distribution allocable to interest;

            (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period, the aggregate Principal Balance of the Receivables and the amount on deposit in the Principal Funding Account;

            (iv) the outstanding principal balance of each class of the Notes and the Class A Note Pool Factor, in each case as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

            (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

            (vi) the amount of the Administration Fee paid to the Administrator with respect to such Collection Period;

            (vii) the aggregate amount of the Purchase Amounts for Purchased Receivables with respect to the related Collection Period paid by each of the Transferor and the Servicer (accounted for separately);

            (viii) the amount of Realized Losses, if any, for such Collection Period;

            (ix) the balance of the Reserve Account on such Distribution Date, after giving effect to withdrawals made on such Distribution Date;

            (x) the Specified Reserve Account Balance for such Distribution Date; and

            (xi) the Noteholders' Class A Interest Distributable Amount, the Noteholders' Class B Interest Distributable Amount, the Class A Noteholders' Principal Distributable Amount and the Class B Noteholders' Principal Distributable Amount, the components of each thereof, and the amount, if any, to be withdrawn from the Reserve Account and deposited into the Note Distribution Account pursuant to Section 5.05(c) or (d);

      Each amount set forth pursuant to paragraph (i) or (ii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee shall mail to each Person who at any time during such calendar year shall have been a Class A Noteholder and received any payment thereon, a statement containing the amounts described in (i) and (ii) above and any other information required by applicable tax laws, for the purposes of such Noteholder's preparation of Federal income tax returns.

      The Indenture Trustee shall only be required to provide to the Class A Noteholders the information furnished to it by the Servicer. The Indenture Trustee shall not be required to determine, confirm or recompute any such information.

      SECTION 5.07. Net Deposits. As an administrative convenience, so long as MCC is the Servicer and the Administrator, if the Servicer is permitted to remit collections monthly rather than within two Business Days of their receipt and identification pursuant to Section 5.02, the Servicer will be permitted to make the deposit of Collections on the Receivables and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer and the Administrator with respect to such Collection Period (and the Servicer shall pay amounts owing to the Administrator directly); provided, that regardless of the required frequency of remittances, the Servicer shall be paid the Servicer's Yield by means of the Servicer making the deposit of such Collections net of the Servicer's Yield. The Servicer, however, will account to the Owner Trustee and the Indenture Trustee and the Noteholders as if the Servicing Fee and Administration Fee was paid individually.

                                  ARTICLE VI

                                THE Transferor

      SECTION 6.01. Representations of Transferor. The Transferor makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of each Transfer Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Transferor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

                  (b) Due Qualification. The Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or to obtain any such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Transferor or the Owner Trustee.

                  (c) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has full power and authority to sell and assign the Receivables and other property to be sold and assigned to and deposited with the Issuer and the Transferor and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Transferor by all necessary corporate action.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it shall be bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or (iii) or violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties:
      (i) asserting the invalidity of this Agreement, the Indenture, the Notes or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents;
      (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes or any other of the Basic Documents or (iv) which might adversely affect the Federal or state income tax attributes of the Notes.

      SECTION 6.02. Liability of Transferor; Indemnities. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Agreement.

      (a) The Transferor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and their officers, directors and agents from and against any taxes that may at any time be asserted against the Issuer, the Owner Trustee or the Indenture Trustee or their respective officers, directors, and agents with respect to the sale of the Receivables to the Issuer or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or Federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

      (b) The Transferor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and their officers, directors, and agents from and against any loss, liability or expense incurred by reason of (i) the Transferor's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Transferor's or the Issuer's violation or alleged violation of Federal or state securities laws in connection with the offering and sale of the Notes.

      Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Custodian or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Transferor shall have made any indemnity payments pursuant to this Section 6.03 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Transferor, without interest.

      SECTION 6.03. Merger or Consolidation of, or Assumption of the Obligations of, Transferor. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions necessary to perfect the interests of the Owner Trustee and the Indenture Trustee have been taken, including that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

      SECTION 6.04. Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

      SECTION 6.05. Transferor May Own Notes. The Transferor and any Affiliate (other than MCC) thereof may in its individual or any other capacity become the owner or pledgee of Class A Notes with the same rights as it would have if it were not the Transferor or an Affiliate thereof, except as expressly provided herein (including, without limitation, the definition of "Outstanding" contained in the Indenture) or in any Basic Document.

                                  ARTICLE VII

                                 THE SERVICER

      SECTION 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of the Agreement and as of each Transfer Date (or as of the date a Person (other than the Indenture Trustee) becomes Servicer pursuant to Sections
7.03 and 8.02, in the case of a successor to the Servicer) and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Receivables.

            (b) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

            (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

            (e) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:
      (i) asserting the invalidity of this Agreement, the Indenture, the Notes or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents;
      (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes or any of the other Basic Documents ; or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes.

            (f) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement or any other Basic Document, the performance by the Servicer of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Servicer of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Servicer or the Issuer or upon the collectibility of any Receivable or upon the ability of the Servicer to perform its obligations under this Agreement).

      SECTION 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

            (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Transferor and any of the officers, directors and agents of the Issuer, the Owner Trustee, the Indenture Trustee, and the Transferor from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate (other than the Transferor) thereof of any Financed Equipment.

            (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor and their respective officers, directors and agents from and against (i) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes, or asserted with respect to ownership of the Receivables, or Federal or other income taxes arising out of distributions on the Notes) and (ii) costs and expenses in defending against the same.

            (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Transferor and the Noteholders and any of the officers, directors and agents of the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the gross negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or on account of the failure of the Servicer to be qualified to do business as a foreign corporation or to have obtained a license or approval in any jurisdiction.

            (d) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, and in the case of the Owner Trustee, in the Trust Agreement, and in the case of the Indenture Trustee, the Indenture, except to the extent that any such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable; or (ii) shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 6.03 of the Trust Agreement.

            (e) The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate, other than any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes, or Federal or other income taxes imposed on the Issuer because of its classification or reclassification for tax purposes, or Federal or other income taxes arising out of distributions on the Notes.

      For purposes of this Section, in the event of the termination of the rights and obligations of MCC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

      Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

      SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Servicer shall be a party, (iii) which may succeed to the properties and assets of the Servicer substantially as a whole, or (iv) which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Metropolitan Life Insurance Company Corporation, and (b) in the case of any of (i), (ii), (iii) or (iv), which has executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (w) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (y) the Rating Agency Condition shall have been satisfied with respect to such transaction and (z) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(w), (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clause (a), (b), (c), or (d) above.

      SECTION 7.04. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer as the case may be, may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

      Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders under the Indenture.

      SECTION 7.05. MCC Not To Resign as Servicer. Subject to the provisions of
Section 7.03, MCC shall not resign from the obligations and duties hereby imposed on it as

Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law (if it is also determined that such determination may not be reversed). Notice of any such determination permitting the resignation of MCC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of MCC in accordance with Section 8.02.

                                 ARTICLE VIII

                                    DEFAULT

      SECTION 8.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

      (a) any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment or (ii) to direct the Indenture Trustee to make any required distribution therefrom in either case that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

      (b) failure on the part of the Servicer or the Transferor, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Transferor (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Transferor (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Transferor (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Class A Notes evidencing not less than 25% of the outstanding Amount of the Class A Notes; or

      (c) an Insolvency Event occurs with respect to the Transferor or the Servicer; then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Class A Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement (a "Servicer Termination Event"). On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this

Agreement, whether with respect to the Notes or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection (x) with transferring the computer or other records to the successor Servicer in the form requested and (y) amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

      SECTION 8.02. Appointment of Successor.

      (a) Upon the Servicer's receipt of notice of termination, pursuant to
Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, pending the appointment of and acceptance by a successor Servicer, the Indenture Trustee without further action shall automatically be appointed and serve as the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and the Servicer's Yield. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution who has demonstrated its capability to service the Receivables to the satisfaction of the Indenture Trustee, as the successor to the Servicer under this Agreement, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of receivables comparable with the Receivables, as the successor to the Servicer under this Agreement.

      The Indenture Trustee, acting in its capacity as successor Servicer, and any successor Servicer appointed by it, shall have no responsibility or obligation (i) for any breach by any predecessor Servicer of any of its representations and warranties, or (ii) any acts or omissions of MCC or any other Servicer prior to its termination.

      (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and the Servicer's Yield and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

      (c) Subject to the Indenture Trustee's right to appoint a successor Servicer pursuant to Section 8.02(a) after the Indenture Trustee has become the Servicer pending the appointment of and acceptance by a successor Servicer, the Servicer may not resign unless it is prohibited from serving as such by law.

      (d) Notwithstanding any other provision of this Agreement, neither the Indenture Trustee nor any successor Servicer shall be deemed in default, breach or violation of this Agreement as a result of the failure of MCC or any Servicer
(i) to cooperate with the Indenture Trustee or any successor Servicer pursuant to Section 8.01, (ii) to deliver funds required to be deposited to any Trust Account, or (iii) to deliver files or records relative to the Receivables as may be requested by the Indenture Trustee or successor Servicer.

      SECTION 8.03. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

      SECTION 8.04. Waiver of Past Defaults. The Holders of Class A Notes evidencing not less than a majority of the Outstanding Amount of the Class A Notes may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE IX

                 EARLY AMORTIZATION EVENTS; OPTIONAL PURCHASE

      SECTION 9.01. Early Amortization Events. If any of the following events shall occur during the Revolving Period:

      (a) failure on the part of the Transferor or the Servicer to make any payment or deposit under this Agreement or the Contribution and Sale Agreement on or before the date occurring three Business Days after such payment or deposit is required to be made;

      (b) failure on the part of the Transferor or the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Transferor or the Servicer set forth in this Agreement or the Contribution and Sale Agreement, which failure materially and adversely affects the rights of the Class A Noteholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Transferor or the Servicer (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Transferor (as the case may be) and the Owner Trustee and the Indenture Trustee by the Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes;

(c) any representation or warranty made by MCC in the Contribution and Sale Agreement or by the Transferor or the Servicer in this Agreement or any information in the Receivables Schedule (x) shall prove to be incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to (A) MCC, the Transferor or the Servicer (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) MCC, the Transferor or the Servicer (as the case may be) and the Owner Trustee and the Indenture Trustee by Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes and (y) as a result of which the interest of the Class A Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur pursuant to this subparagraph (c) if MCC, the Transferor or the Servicer (as the case may be) shall have purchased the relevant Receivable pursuant to Section 6.02(a)(i) of the Contribution and Sale Agreement or Section 3.02 or 4.07 (as applicable) by depositing the related Purchase Amount in the Collection Account pursuant to
Section 5.03;

      (d) an Insolvency Event shall occur with respect to MCC, the Transferor or the Servicer;

      (e) the Transferor or the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

      (f) on the tenth day following any Distribution Date, the Principal Funding Account Balance shall be greater than [$_________];

      (g) a Servicer Termination Event shall occur;

      (h) the amount on deposit in the Reserve Account shall be less than the Specified Reserve Account Balance for any [three] consecutive Distribution Dates; or

            (i) an Event of Default shall have occurred and be continuing and the Notes shall be declared immediately due and payable;

then (but in the case of any event described in subparagraph (a), (b) or (c) after any applicable grace period) an early amortization event (an "Early Amortization Event") shall have occurred.

      SECTION 9.02. Optional Purchase of All Receivables. If on the last day of any Collection Period the Pool Balance is less than 10% of the Initial Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts, which purchase shall be effective as of such last day; provided, however, that the Servicer may not effect any such purchase so long as the rating on MCC's long-term debt obligations is less than Baa3 by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit in the Collection Account on or prior to the second Business Day prior to the next succeeding Distribution Date an amount equal to the aggregate Purchase Amount for the Receivables (including Defaulted Receivables but not including Liquidated Receivables) pursuant to Section 5.03, and shall succeed to all interests in and to the Trust.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

      SECTION 10.01. Amendment. The Agreement may be amended by the Transferor, the Servicer and the Trust, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

      This Agreement may also be amended from time to time by the Transferor, the Servicer and the Trust, with the consent of the Indenture Trustee, the consent of the Holders of Class A Notes evidencing not less than a majority of the Outstanding Amount of the Class A Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid portion of the Outstanding Amount of the Class A Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Class A Notes.

      Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

      It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

      Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

      SECTION 10.02. Protection of Title to Trust.

      (a) The Transferor shall take all actions necessary to perfect, and maintain perfection of, the interests of the Owner Trustee and the Indenture Trustee in the Receivables. In the event it is determined that the Indenture Trustee's or the Issuer's interests are no longer perfected, such actions shall include but shall not be limited to enforcement of the terms of Section 6.02 of the Contribution and Sale Agreement. In addition, without limiting the rights of the Indenture Trustee or the Issuer specified in the immediately preceding sentence, the Transferor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to present, maintain, and protect the interest of the Issuer and the interest of the Indenture Trustee in the Receivables and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) Neither the Transferor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above or otherwise seriously misleading within the meaning of ss. 9-402(7) of the UCC (regardless of whether such a filing was ever made), unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements or continuation statements (so that the Lien of the Issuer or the Indenture Trustee is not adversely affected).

      (c) Each of the Transferor and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (regardless of whether such a filing was ever made) and shall promptly, if applicable, file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

      (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and Recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or Recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

      (e) The Servicer shall maintain its Receivable Management System so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's Receivable Management System (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer (which interest has been acquired from the Transferor) and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's interest (which interest has been acquired from the Transferor) and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's Receivable Management System when, and only when, the related Receivable shall have been paid in full or repurchased.

      (f) If at any time the Transferor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in receivables comparable with the Receivables, to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

      (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

      (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

      (i) The Servicer shall deliver to the Owner Trustee and the Indenture
Trustee:

            (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions have been taken that are necessary fully to perfect the interests of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest; and

            (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cut-off Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all actions have been taken, and, if applicable, all financing statements and continuation statements have been executed and filed, that are necessary fully to perfect the interests of the Owner Trustee and the Indenture Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest.

      Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect such interest.

      (j) The Transferor shall, to the extent required by applicable law, cause the Class A Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

      SECTION 10.03. Notices. All demands, notices and communications upon or to the Transferor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Transferor, to MetLife Capital Corp. III, 15915 Katy Freeway, Suite 150, Houston, Texas 77094 (713) 398-8881, (b) in the case of the Servicer, to MetLife Capital Corporation, 10900 N.E. 4th Street, Suite 500, Bellevue, WA 98004, (c) the case of the Issuer or the Owner Trustee, at the "Corporate Trust Office" (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      SECTION 10.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Transferor or the Servicer.

      SECTION 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Transferor, the Servicer, the Issuer, the Owner, the Owner Trustee, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      SECTION 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 10.09. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 10.10. Assignment to Indenture Trustee. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the other property constituting the Owner Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

      SECTION 10.11. Nonpetition Covenants.

      (a) Notwithstanding any prior termination of this Agreement, the Servicer, the Transferor, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

      (b) Notwithstanding any prior termination of this Agreement, the Servicer, the Issuer, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Transferor, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor.

      SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee.

      (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [owner trustee] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall [owner trustee] in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

      (b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by [indenture trustee] not in its individual capacity but solely as Indenture Trustee, and in no event shall [indenture trustee] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.


                          [Signature page to follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                           METLIFE CAPITAL EQUIPMENT LOAN TRUST
                           [SERIES DESIGNATION]

                           By:[OWNER TRUSTEE],
                              not in its individual capacity but solely as Owner Trustee on behalf of the Trust,


                           By:_________________________________________________
                              Name:
                              Title:

                           METLIFE CAPITAL FUNDING CORP. III,
                              Transferor,

                           By:_________________________________________________
                              Name:
                              Title:

                           METLIFE CAPITAL CORPORATION,
                              Servicer,


                           By:_________________________________________________
                              Name:
                              Title:


Acknowledged and Accepted:

[INDENTURE TRUSTEE],
  not in its individual capacity
  but solely as Indenture Trustee


By:__________________________________________
   Name:
   Title:

             [Signature Page to Transfer and Servicing Agreement]